Exhibit 3.63

EXHIBIT 3.63

Prescribed by:

Ohio Secretary of State
Central Ohio: (614) 466-3910
Toll Free: 1-877-SOS-FILE (1-877-767-3453)

www.sos.state.oh.us
e-mail: busserv@sos.state.oh.us

Expedite this Form: (Select One)	
Mail Form to one of the Following:	
(●) Yes	PO Box 1390 Columbus, OH 43216 *** Requires an additional fee of $100 ***
( ) No	PO Box 670 Columbus, OH 43216

INITIAL ARTICLES OF INCORPORATION

(For Domestic Profit or Nonprofit)
Filing Fee $125.00

THE UNDERSIGNED HEREBY STATES THE FOLLOWING:

(CHECK ONLY ONE (1) BOX)

(1) [X] Articles of Incorporation Profit (113-ARF) ORC 1701	(2) [ ] Articles of Incorporation Nonprofit (114-ARN) ORC 1702	(3) [ ] Articles of Incorporation Professional (170-ARP) Profession ______ ORC 1785

Complete the general information in this section for the box checked above.

FIRST: Name of Corporation HHC OHIO, INC.

SECOND: Location WILLOUGHBY (City) LAKE (County)

Effective Date **(Optional)** ______ (mm/dd/yyyy) ***Date specified can be no more than 90 days after date of filing. If a date is specified, the date must be a date on or after the date of filing.***

[ ] ***Check here if additional provisions are attached***

Complete the information in this section if box (2) or (3) is checked. Completing this section is optional if box (1) is checked.

THIRD: Purpose for which corporation is formed

Any lawful acts or activities for which corporations may be incorporated under the laws of the State of Ohio, including, but not limited to, mental health services

Complete the information in this section if box (1) or (3) is checked.

FOURTH: The number of shares which the corporation is authorized to have outstanding (Please state if shares are common or preferred and their par value if any) 1,000 (No. of Shares) Common (Type) 1.00 (Par Value)

(Refer to instructions if needed)

532 Page 1 of 3 Last Revised: May 2002

1557225

Completing the information in this section is optional FIFTH: The following are the names and addresses of the individuals who are to serve as initial Directors. David K. White (Name) 1500 Waters Ridge Drive (Street) Lewisville NOTE: P.O. Box Addresses are NOT acceptable. TX75057 (City) John E. Pitts (State) (Zip Code) (Name) 1500 Waters Ridge Drive (Street) Lewisville NOTE: P.O. Box Addresses are NOT acceptable.
TX75057 (State) (Zip Code) David K. Meyercord (Name) 1500 Waters Ridge Drive (Street) Lewisville NOTE: P.O. Box Addresses are NOT acceptable.
TX75057 (City) (State) (Zip Code) REQUIRED Must be authenticated (signed) by an authorized representative (See Instructions) /s/ David K. Meyercord
Authorized Representative DAVID K. MEYERCORD 10-18-04 Date (print name) Authorized Representative Date (print name) Authorized Representative Date (print name) 532 Page 2 of 3 Last Revised: May 2002

Complete the information in this section if box (1) (2) or (3) is checked. — ORIGINAL APPOINTMENT OF STATUTORY AGENT The undersigned, being at least a majority of the incorporators of HHC OHIO, INC. — hereby appoint the following to be statutory agent upon whom any process, notice or demand required or permitted by statute to be served upon the corporation may be served. The complete address of the agent is C T Corporation System — (Name) 1300 -9th Street — (Street) NOTE: P.O. Box Addresses are NOT acceptable. Cleveland Ohio 44114 — (City) (Zip Code) — Must be authenticated by an authorized representative David K. Meyercord — Authorized Representative Date —— — /s/ David K. Meyercord 10-18-04 —— — Authorized Representative Date —— — Authorized Representative ACCEPTANCE OF APPOINTMENT The Undersigned, C T Date CORPORATION SYSTEM , named herein as the —— — Statutory agent for, HHC OHIO, INC. — , hereby acknowledges and accepts the appointment of statutory agent for said entity. C T Corporation System Signature: /s/ Michael E. Jones Michael E. Jones —— — ; (Statutory Agent) Assistant Secretary —— — Page 3 of 3 Last Revised: May 2002